POWER OF ATTORNEY

        The undersigned hereby appoints Michael W. Conron,
Sean E. Dempsey, Eric J. Eller, Mark A. Shelnitz and Hudson
La Force as his true and lawful attorneys-in-fact for the purpose of signing Statements on Forms 3, 4 and 5, and all amendments thereto, to be filed with the Securities and Exchange Commission with respect to the holdings, and future changes in such holdings, for the undersigned in securities of W. R. Grace & Co., for the term of his directorship with W. R. Grace & Co. Each of such attorneys-in-fact is appointed with full power to act without the other.


                        /s/ Robert F. Cummings, Jr.
                        (signature)


                        Robert F. Cummings, Jr.
                        (printed name)





Dated:     January 21, 2015